EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statement No. 333-82718 of Entravision Communications Corporation on Form S-8 of our report dated March 30, 2009, appearing in this Annual Report on Form 11-K of Entravision Communications Corporation 2001 Employee Stock Purchase Plan.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 31, 2010